Exhibit 10.4

SPEEDY CASH HOLDINGS CORP.

2010 EQUITY INCENTIVE PLAN

TABLE OF CONTENTS

Page

1. PURPOSE	1

2. DEFINITIONS	1

3. TERM OF THE PLAN	3

4. STOCK SUBJECT TO THE PLAN	3

5. ADMINISTRATION	3

6. AUTHORIZATION AND ELIGIBILITY	4

7. SPECIFIC TERMS OF AWARDS	4

8. ADJUSTMENT PROVISIONS	8

9. SETTLEMENT OF AWARDS	10

10. RESERVATION OF STOCK	12

11. NO SPECIAL EMPLOYMENT OR OTHER RIGHTS	12

12. NONEXCLUSIVITY OF THE PLAN	12

13. TERMINATION AND AMENDMENT OF THE PLAN	12

14. NOTICES AND OTHER COMMUNICATIONS	13

15. GOVERNING LAW	14

i

SPEEDY CASH HOLDINGS CORP.

2010 EQUITY INCENTIVE PLAN

1. Purpose

This Plan is intended to encourage ownership of Common Stock by employees, consultants and directors of the Company and its Affiliates and to provide additional incentive for them to promote the success of the Company’s business. The Plan is intended to be an incentive stock option plan within the meaning of Section 422 of the Code, but not all Awards are required to be Incentive Options.

2. Definitions

As used in this Plan, the following terms shall have the following meanings:

2.1. Affiliate means any corporation, partnership, limited liability company, business trust, or other entity controlling, controlled by or under common control with the Company.

2.2. Award means any grant or sale pursuant to the Plan of Options, Restricted Stock or Stock Grants.

2.3. Award Agreement means an agreement between the Company and the recipient of an Award, setting forth the terms and conditions of the Award.

2.4. Board means the Company’s Board of Directors.

2.5. Code means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto, and any regulations issued from time to time thereunder.

2.6. Committee means the Audit Committee established by the Board.

2.7. Common Stock or Stock means (a) the Company’s Class A Voting Common Stock, $0.001 par value per share and (b) the Company’s Class B Non-Voting Common Stock, $0.001 par value per share.

2.8. Company means Speedy Cash Holdings Corp., a corporation organized under the laws of the State of Delaware.

2.9. Disposition Event has the meaning set forth in the Investor Rights Agreemeot.

2.10. Grant Date means the date as of which an Option is granted, as determined under Section 7.1(a).

2.11. Incentive Option means an Option which by its terms is to be treated as an “incentive stock option” within the meaning of Section 422 of the Code.

2.12. Investor Rights Agreement means the Investor Rights Agreement, dated as of September 10, 2008, by and among the Company and its stockholders, setting forth, among other things, conditions and restrictions upon the transfer of shares of Stock, as such agreements may be amended, restated, modified or replaced from time to time.

2.13. Market Value means the value of a share of Common Stock on any date as determined by the Committee.

2.14. Nonstatutory Option means any Option that is not an Incentive Option.

2.15. Option means an option to purchase shares of Common Stock.

2.16. Optionee means a Participant to whom an Option shall have been granted under the Plan.

2.17. Participant means any holder of an outstanding Award under the Plan.

2.18. Plan means this 2010 Equity Incentive Plan of the Company, as amended from time to time, and including any attachments or addenda hereto.

2.19. Restricted Stock means a grant of sale of shares of Common Stock to a Participant subject to a Risk of Forfeiture.

2.20. Restriction Period means the period of time, established by the Committee in connection with an Award of Restricted Stock, during which the shares of Restricted Stock are subject to a Risk of Forfeiture described in the applicable Award Agreemeot.

2.21. Risk of Forfeiture means a limitation on the right of the Participant to retain Restricted Stock, including a right of the Company to reacquire the Shares at less than their then Market Value, arising because of the occurrence or non-occurrence of specified events or conditions.

2.22. Stock Grant means the grant of shares of Common Stock not subject to restrictions or other forfeiture conditions.

2.23. Ten Percent Owner means a person who owns, or is deemed within the meaning of Section 422(b)(6) of the Code to own, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or any parent or subsidiary corporations of the Company, as defined in Sections 424(e) and (f), respectively, of the Code). Whether a person is a Ten Percent Owner shall be determined with respect to an Option based on the facts existing immediately prior to the Grant Date of the Option.

3. Term of the Plan

Unless the Plan shall have been earlier terminated by the Board, Awards may be granted under this Plan at any time in the period commencing on the date of approval of the Plan by the Board and ending immediately prior to the tenth anniversary of the earlier of the adoption of the Plan by the Board or approval of the Plan by the Company’s stockholders. Awards granted pursuant to the Plan within that period shall not expire solely by reason of the termination of the Plan. Awards of Incentive Options granted prior to stockholder approval of the Plan are expressly conditioned upon such approval, but in the event of the failure of the stockholders to approve the Plan, such Awards shall thereafter and for all purposes be deemed to constitute Nonstatutory Options.

4. Stock Subject to the Plan

At no time shall the number of shares of Common Stock issued pursuant to or subject to outstanding Awards granted under the Plan (including, pursuant to Incentive Options), nor the number of shares of Stock issued pursuant to Incentive Options, exceed 50,000 shares of Common Stock; subject, however, to the provisions of Section 8 of the Plan. For purposes of applying the foregoing limitation, if any Option expires, terminates, or is cancelled for any reason without having been exercised in full, or if any Award of Restricted Stock is forfeited by the recipient or repurchased at less than its Market Value, the shares (i) not purchased by the Optionee or (ii) forfeited by the recipient shall again be available for Awards to be granted under the Plan and (b) if any Option is exercised by delivering previously owned shares in payment of the exercise price therefore, only the net number of shares, that is the number of shares issued minus the number received by the Company in payment of the exercise price, shall be considered to have been issued pursuant to an Award granted under the Plan. Shares of Common Stock issued pursuant to the Plan may be either authorized but unissued shares or shares held by the Company in its treasury.

5. Administration

The Plan shall be administered exclusively by the Committee. Subject to the provisions of the Plan, the Committee shall have complete authority, in its discretion, to make or to select the manner of making all determinations with respect to each Award to be granted by the Company under the Plan including the employee, consultant or director to receive the Award and the form, terms and conditions of the Award. In making such determinations, the Committee may take into account the nature of the services rendered by the respective employees, consultants, and directors, their present and potential contributions to the success of the Company and its Affiliates, and such other factors as the Committee in its discretion shall deem relevant. Subject to the provisions of the Plan, the Committee shall also have complete authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective Award Agreements (which need not be identical), and to make all other determinations necessary or advisable for the administration of the Plan. The Committee’s determinations made in good faith on matters referred to in the Plan shall be final, binding and conclusive on all persons having or claiming any interest under the Plan or an Award made pursuant to hereto.

6.	Authorization and Eligibility

The Committee may grant from time to time and at any time prior to the termination of the Plan one or more Awards, either alone or in combination with any other Awards, to any employee of or consultant to one or more of the Company and its Affiliates or to any non-employee member of the Board or of any board of directors (or similar governing authority) of any Affiliate. However, only employees of the Company, and of any parent or subsidiary corporations of the Company, as defined in Sections 424(e) and (f), respectively, of the Code, shall be eligible for the grant of an Incentive Option. Further, in no event shall the number of shares of Common Stock covered by Options or other Awards granted to any one person in any one calendar year exceed 66-2/3% of the aggregate number of shares of Common Stock subject to the Plan.

Each grant of an Award shall be subject to all applicable terms and conditions of the Plan (including but not limited to any specific terms and conditions applicable to that type of Award set out in the following Section), and such other terms and conditions, not inconsistent with the terms of the Plan, as the Committee may prescribe. No prospective Participant shall have any rights with respect to an Award, unless and until such Participant has executed an agreement evidencing the Award, delivered a fully executed copy thereof to the Company, and otherwise complied with the applicable terms and conditions of such Award.

7.	Specific Terms of Awards

7.1. Options.

(a) Date of Grant. The granting of an Option shall take place at the time specified in the Award Agreement. Only if expressly so provided in the applicable Award Agreement shall the Grant Date be the date on which the Award Agreement shall have been duly executed and delivered by the Company and the Optionee.

(b) Exercise Price. The price at which shares of Common Stock may be acquired under each Incentive Option shall be not less than 100% of the Market Value of Common Stock on the Grant Date, or not less than 110% of the Market Value of Common Stock on the Grant Date if the Optionee is a Ten Percent Owner. The price at which shares may be acquired under each Nonstatutory Option shall not be so limited solely by reason of this Section.

(c) Option Period. No Incentive Option may be exercised on or after the tenth anniversary of the Grant Date, or on or after the fifth anniversary of the Grant Date if the Optionee is a Ten Percent Owner. The Option period under each Nonstatutory Option shall not be so limited solely by reason of this Section.

(d) Exercisability. An Option may be immediately exercisable or become exercisable in such installments, cumulative or non-cumulative, as the Committee may determine. In the case of an Option not otherwise immediately exercisable in full, the Committee may accelerate the exercisability of such Option in whole or in part at any time; provided, that the acceleration of the exercisability of any Incentive Option would not cause the Option to fail to comply with the provisions of Section 422 of the Code.

(e) Termination of Association with the Company. Unless the Committee shall provide otherwise with respect to any Option, if the Optionee’s employment or other association with the Company and its Affiliates ends for any reason, including because of the Optionee’s employer ceasing to be an Affiliate, any outstanding Option of the Optionee shall cease to be exercisable in any respect not later than 90 days following that event and, for the period it remains exercisable following that event, shall be exercisable only to the extent exercisable at the date of that event. Military or sick leave or other bona fide leave shall not be deemed a termination of employment or other association, provided that it does not exceed the longer of ninety (90) days or the period during which the absent Optionee’s reemployment rights, if any, are guaranteed by statute or by contract.

(f) Transferability. Except as otherwise provided in this subsection (f), Options shall not be transferable, and no Option or interest therein may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. All of a Participant’s rights in any Option may be exercised during the life of the Participant only by the Participant or the Participant’s legal representative. However, the Committee may, at or after the grant of a Nonstatutory Option, provide that such Option may be transferred by the recipient to a family member; provided, however, that any such transfer is without payment of any consideration whatsoever and that no transfer of an Option shall be valid unless first approved by the Committee, acting in its sole discretion. For this purpose, “family member” means any child, stepchild, grandchild, parent, stepparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the employee’s household (other than a tenant or employee), a trust in which the foregoing persons have more than fifty percent (50%) of the beneficial interests, a foundation in which the foregoing persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than fifty percent (50%) of the voting interests.

(g) Method of Exercise. An Option may be exercised by the Optionee giving written notice, in the manner provided in Section 14, specifying the number of shares with respect to which the Option is then being exercised. The notice shall be accompanied by payment in the form of cash or check payable to the order of the Company in an amount equal to the exercise price of the shares to be purchased or, if the Committee had so authorized on the grant of any particular Option hereunder {and subject to such conditions, if any, as the Committee may deem necessary to avoid adverse accounting effects to the Company) by delivery to the Company of that number of shares of Common Stock having a Market Value equal to the exercise price of the shares to be purchased. Receipt by the Company of such notice and payment shall constitute the exercise of the Option. Within thirty (30) days thereafter but subject to the remaining provisions of the Plan, the Company shall deliver or cause to be delivered to the Optionee or his agent a certificate or certificates for the number of shares then being purchased. Such shares shall be fully paid and nonassessable. Nothing herein shall be construed to preclude the Company from participating in a so-called “cashless exercise”, provided the Optionee or other person exercising the Option and each other party involved in any such exercise shall comply with such procedures, and enter into such agreements, of indemnity or otherwise, as the Company shall specify.

(h) Limit on Incentive Option Characterization. An Incentive Option shall be considered to be an Incentive Option only to the extent that the number of shares of Common Stock for which the Option first becomes exercisable in a calendar year do not have an aggregate Market Value (as of the date of the grant of the Option) in excess of the “current limit”. The current limit for any Optionee for any calendar year shall be $100,000 minus the aggregate Market Value at the date of grant of the number of shares of Common Stock available for purchase for the first time in the same year under each other Incentive Option previously granted to the Optionee under the Plan, and under each other incentive stock option previously granted to the Optionee under any other incentive stock option plan of the Company and its Affiliates, after December 31, 1986. Any shares of Common Stock which would cause the foregoing limit to be violated shall be deemed to have been granted under a separate Nonstatutory Option, otherwise identical in its terms to those of the Incentive Option.

(i) Notification of Disposition. Each person exercising any Incentive Option granted under the Plan shall be deemed to have covenanted with the Company to report to the Company any disposition of such shares prior to the expiration of the holding periods specified by Section 422(a)(l) of the Code and, if and to the extent that the realization of income in such a disposition imposes upon the Company federal, state, local or other withholding tax requirements, or any such withholding is required to secure for the Company an otherwise available tax deduction, to remit to the Company an amount in cash sufficient to satisfy those requirements.

(j) Rights Pending Exercise. No person holding an Option shall be deemed for any purpose to be a stockholder of the Company with respect to any of the shares of Stock issuable pursuant to his Option, except to the extent that the Option shall have been exercised with respect thereto and, in addition, a certificate shall have been issued therefor and delivered to such holder or his agent.

7.2. Restricted Stock.

(a) Purchase Price. Shares of Restricted Stock shall be issued under the Plan for such consideration, in cash, other property or services, or any combination thereof, as is determined by the Committee.

(b) Issuance of Certificates. Each Participant receiving a Restricted Stock Award, subject to subsection (c) below, shall be issued a stock certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such Participant, and, if applicable, shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award substantially in the following form:

The transferability of this certificate and the shares represented by this certificate are subject to the terms and conditions of the Speedy Cash Holdings Corp. Equity Incentive Plan (as amended) and an Award Agreement entered into by the registered owner and Speedy Cash Holdings Corp. Copies of such Plan and Agreement are on file in the offices of Speedy Cash Holdings Corp.

(c) Escrow of Shares. The Committee may require that the stock certificates evidencing shares of Restricted Stock be held in custody by a designated escrow agent (which may but need not be the Company) until the restrictions thereon shall have lapsed, and that the Participant deliver a stock power, endorsed in blank, relating to the Stock covered by such Award.

(d) Restrictions and Restriction Period. During the Restriction Period applicable to shares of Restricted Stock, such shares shall be subject to limitations on transferability and a Risk of Forfeiture arising on the basis of such conditions related to the performance of services, Company or Affiliate performance or otherwise as the Committee may determine and provide for in the applicable Award Agreement. Any such Risk of Forfeiture may be waived or terminated, or the Restriction Period shortened, at any time by the Committee on such basis as it deems appropriate.

(e) Rights Pending Lapse of Risk of Forfeiture or Forfeiture of Award. Except as otherwise provided in the Plan or the applicable Award Agreement, at all times prior to lapse of any Risk of Forfeiture applicable to, or forfeiture of, an Award of Restricted Stock, the Participant shall have all of the rights of a stockholder of the Company, including the right to vote, and the right to receive any dividends with respect to, the shares of Restricted Stock. The Committee, as determined at the time of Award, may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested in additional Restricted Stock to the extent shares are available under Section 4.

(f) Termination of Association with the Company. Unless the Committee shall provide otherwise for any Award of Restricted Stock, upon termination of a Participant’s employment or other association with the Company and its Affiliates for any reason during the Restriction Period, including because of the Participant’s employer ceasing to be an Affiliate during the Restriction Period, all shares of Restricted Stock still subject to Risk of Forfeiture shall be forfeited or otherwise subject to return to or repurchase by the Company on the terms specified in the Award Agreement; provided, however, that military or sick leave or other bona fide leave shall not be deemed a termination of employment or other association, if it does not exceed the longer of ninety (90) days or the period during which the absent Participant’s reemployment rights, if any, are guaranteed by statute or by contract.

(g) Lapse of Restrictions. If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock, the certificates for such shares shall be delivered to the Participant promptly if not theretofore so delivered.

7.3. Stock Grants. Stock Grants shall be awarded solely in recognition of significant contributions to the success of the Company or its Affiliates, in lieu of compensation otherwise already due and in such other limited circumstances as the Committee deems appropriate. Stock Grants shall be made without forfeiture conditions of any kind.

7.4. Awards to Participants Outside the United States. The Committee may modify the terms of any Award under the Plan granted to a Participant who is, at the time of grant or during the term of the Award, resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that the Award shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad, shall be comparable to the value of such an Award to a Participant who is resident or primarily employed in the United States. The Committee may establish supplements to, or amendments, restatements, or alternative versions of the Plan for the purpose of granting and administrating any such modified Award. No such modification, supplement, amendment, restatement or alternative version may increase the share limit of Section 4.

8.	Adjustment Provisions

8.1. Adjustment for Corporate Actions. All of the share numbers set forth in the Plan reflect the capital structure of the Company as of November 30, 2010. Subject to Section 8.2, if subsequent to that date the outstanding shares of Common Stock (or any other securities covered by the Plan by reason of the prior application of this Section) are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to shares of Common Stock or other securities, through merger, consolidation, sale of all or substantially all the property of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other distribution with respect to such shares of Common Stock, or other securities, an appropriate and proportionate adjustment will be made in (i) the maximum numbers and kinds of shares provided in Section 4, (ii) the numbers and kinds of shares or other securities subject to the then outstanding Awards, (iii) the exercise price for each share or other unit of any other securities subject to then outstanding Options (without change in the aggregate purchase price as to which such Options remain exercisable), and (iv) the repurchase price of each share of Restricted Stock then subject to a Risk of Forfeiture in the form of a Company repurchase right.

8.2. Consolidation or Merger. Subject to the remainder of this Section 8.2 and the terms and provisions of any specific Award Agreement, in the event of any consolidation or merger of the Company with or into another company or in case of any sale or conveyance to another company or entity of the property of the Company as a whole or substantially as a whole, or in the case of any Disposition Event, regardless of how effected (including by sale of assets or sale of the Company’s outstanding equity securities), shares of stock or other securities equivalent in kind and value to those shares and other securities an Optionee would have received if he or she had held the full number of shares of Stock remaining subject to the Option immediately prior to such consolidation, merger, sale or conveyance and had continued to hold those shares (together with all other shares, stock and securities thereafter issued in respect thereof) to the time of the exercise of the Option shall thereupon be subject to the Option. However, unless any Award Agreement shall provide different or additional terms, in any such transaction the Committee, in its discretion and as to one, some or all outstanding Options, may provide instead that any outstanding Option shall terminate, to the extent not exercised by the Optionee prior to termination, either (a) at the close of a period of not less than ten (10) days specified by the Committee and commencing on the Committee’s delivery of written notice to the Participant of its decision to terminate such Option without payment of consideration as provided in the following clause or (b) as of the date of the transaction, in consideration of the Company’s payment to the Optionee of an amount of cash equal to the difference between the aggregate Market Value of the shares of Stock for which the Option is then exercisable and the aggregate exercise price for such shares under the Option.

8.3. Dissolution or Liquidation. Upon dissolution or liquidation of the Company, each outstanding Option shall terminate, but the Optionee (if at the time in the employ of or otherwise associated with the Company or any of its Affiliates) shall have the right, immediately prior to the dissolution or liquidation, to exercise the Option to the extent exercisable on the date of dissolution or liquidation.

8.4. Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events. In the event of any corporate action not specifically covered by the preceding Sections, including but not limited to an extraordinary cash distribution on Common Stock, a corporate separation or other reorganization or liquidation, the Committee may make such adjustment of outstanding Awards and their terms, if any, as it, in its sole discretion, may deem equitable and appropriate in the circumstances.

8.5. Related Matters. Any adjustment in Awards made pursuant to this Section 8 shall be determined and made, if at all, by the Committee and shall include any correlative modification of terms, including of Option exercise prices, rates of vesting or exercisability, Risks of Forfeiture and applicable repurchase prices for Restricted Stock, which the Committee may deem necessary or appropriate so as to ensure the rights of the Participants in their respective Awards are not substantially diminished nor enlarged as a result of the adjustment and corporate action other than as expressly contemplated in this Section 8. No fraction of a share shall be purchasable or deliverable upon exercise, but in the event any adjustment herennder of the number of shares covered by an Award shall cause such number to include a fraction of a share, such number of shares shall be adjusted to the nearest smaller whole number of shares. No adjustment of an Option exercise price per share pursuant to this Section 8 shall result in an exercise price which is less than the par value of the Stock.

9.	Settlement of Awards

9.1. Violation of Law. Notwithstanding any other provision of the Plan or the relevant Award Agreement, if, at any time, in the reasonable opinion of the Company, the issuance of shares of Common Stock covered by an Award may constitute a violation of law, then the Company may delay such issuance and the delivery of a certificate for such shares until (i) approval shall have been obtained from such governmental agencies, other than the Securities and Exchange Commission, as may be required under any applicable law, rule, or regulation and (ii) in the case where such issuance would constitute a violation of a law administered by or a regulation of the Securities and Exchange Commission, one of the following conditions shall have been satisfied:

(a) the shares are at the time of the issue of such shares effectively registered under the Securities Act of 1933; or

(b) the Company shall have determined, on such basis as it deems appropriate (including an opinion of counsel in form and substance satisfactory to the Company) that the sale, transfer, assignment, pledge, encumbrance or other disposition of such shares or such beneficial interest, as the case may be, does not require registration under the Securities Act of 1933, as amended or any applicable State securities laws.

The Company shall make all reasonable efforts to bring about the occurrence of said events.

9.2. Corporate Restrictions on Rights in Stock. Any Stock to be issued pursuant to Awards granted under the Plan shall be subject to all restrictions upon the transfer thereof which may be now or hereafter imposed by the charter, certificate or articles, and by-laws, of the Company. Whenever Stock is to be issued pursuant to an Award, the Company shall be under no obligation to issue such shares until such time, if ever, as the recipient of the Award (and any person who exercises any Option, in whole or in part), shall have become a party to and bound by the Investor Rights Agreement, if any. In the event of any conflict between the provisions of this Plan and the provisions of the Investor Rights Agreement, the provisions of the Investor Rights Agreement shall control except as required to fulfill the intention that this Plan constitute an incentive stock option plan within the meaning of Section 422 of the Code, but insofar as possible the provisions of the Plan and such Agreement shall be construed so as to give full force and effect to all such provisions.

9.3. Investment Representations. The Company shall be under no obligation to issue any shares covered by any Award unless the shares to be issued pursuant to Awards granted under the Plan have been effectively registered under the Securities Act of 1933, as amended, or the Participant shall have made such written representations to the Company (upon which the Company believes it may reasonably rely) as the Company may deem necessary or appropriate for purposes of confirming that the issuance of such shares will be exempt from the registration requirements of that Act and any applicable state securities laws and otherwise in compliance with all applicable laws, rules and regulations, including but not limited to that the Participant is acquiring the shares for his or her own account for the purpose of investment and not with a view to, or for sale in connection with, the distribution of any such shares.

9.4. Registration. If the Company shall deem it necessary or desirable to register under the Securities Act of 1933, as amended or other applicable statutes any shares of Stock issued or to be issued pursuant to Awards granted under the Plan, or to qualify any such shares of Stock for exemption from the Securities Act of 1933, as amended or other applicable statutes, then the Company shall take such action at its own expense. The Company may require from each recipient of an Award, or each holder of shares of Stock acquired pursuant to the Plan, such information in writing for use in any registration statement, prospectus, preliminary prospectus or offering circular as is reasonably necessary for that purpose and may require reasonable indemnity to the Company and its officers and directors from that holder against all losses, claims, damage and liabilities arising from use of the information so furnished and caused by any untrue statement of any material fact therein or caused by the omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made. In addition, the Company may require of any such person that he or she agree that, without the prior written consent of the Company or the managing underwriter in any public offering of shares of Stock, he or she will not sell, make any short sale of, loan, grant any option for the purchase of, pledge or otherwise encumber, or otherwise dispose of, any shares of Common Stock during the 180 day period commencing on the effective date of the registration statement relating to the underwritten public offering of securities.

9.5. Placement of Legends; Stop Orders; etc. Each share of Common Stock to be issued pursuant to Awards granted under the Plan may bear a reference to the investment representation made in accordance with Section 9.3 in addition to any other applicable restriction under the Plan, the terms of the Award and if applicable under the Investor Rights Agreement and to the fact that no registration statement has been filed with the Securities and Exchange Commission in respect to such shares of Common Stock. All certificates for shares of Common Stock or other securities delivered under the Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of any stock exchange upon which the Common Stock is then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

9.6. Tax Withholding. Whenever shares of Stock are issued or to be issued pursuant to Awards granted under the Plan, the Company shall have the right to require the recipient to remit to the Company an amount sufficient to satisfy federal, state, local or other withholding tax requirements if, when, and to the extent required by law (whether so required to secure for the Company an otherwise available tax deduction or otherwise) prior to the delivery of any certificate or certificates for such shares. The obligations of the Company under the Plan shall be conditional on satisfaction of all such withholding obligations and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the recipient of an Award.

10.	Reservation of Stock

The Company shall at all times during the term of the Plan and any outstanding Options granted hereunder reserve or otherwise keep available such number of shares of Stock as will be sufficient to satisfy the requirements of the Plan (if then in effect) and the Options and shall pay all fees and expenses necessarily incurred by the Company in connection therewith.

11.	No Special Employment or Other Rights

Nothing contained in the Plan or in any Award Agreement shall confer upon any recipient of an Award any right with respect to the continuation of his or her employment or other association with the Company (or any Affiliate), or interfere in any way with the right of the Company (or any Affiliate), subject to the terms of any separate employment or consulting agreement or provision of law or corporate charter, certificate or articles, or by-laws, to the contrary, at any time to terminate such employment or consulting agreement or to increase or decrease, or otherwise adjust, the other terms and conditions of the recipient’s employment or other association with the Company and its Affiliates.

12.	Nonexclusivity of the Plan

Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Company shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including without limitation, the granting of stock options and restricted stock other than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

13.	Termination and Amendment of the Plan

Subject to the Certificate of Incorporation of the Company, the Board may at any time terminate the Plan or make such modifications of the Plan as it shall deem advisable. Unless the Board otherwise expressly provides, no amendment of the Plan shall affect the terms of any Award outstanding on the date of such amendment.

The Committee may amend the terms of any Award theretofore granted, prospectively or retroactively, provided that the Award as amended is consistent with the terms of the Plan. Also within the limitations of the Plan, the Committee may modify, extend or assume outstanding Awards or may accept the cancellation of outstanding Awards or of outstanding stock options or other equity-based compensation awards granted by another issuer in return for the grant of new Awards for the same or a different number of shares and on the same or different terms and conditions (including but not limited to the exercise price of any Option). Furthermore, the Committee may at any time (a) offer to buy out for a payment in cash or cash equivalents an Award previously granted or (b) authorize the recipient of an Award to elect to cash out an Award previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish.

No amendment or modification of the Plan by the Board, or of an outstanding Award by the Committee, shall impair the rights of the recipient of any Award outstanding on the date of such amendment or modification or such Award, as the case may be, without the Participant’s consent; provided, however, that no such consent shall be required if (i) the Board or Committee, as the case may be, determines in its sole discretion and prior to the date of any Disposition Event that such amendment or alteration either is required or advisable in order for the Company, the Plan or the Award to satisfy any law or regulation, including without limitation the provisions of Section 409A of the Code or to meet the requirements of or avoid adverse financial accounting consequences under any accounting standard, or (ii) the Board or Committee, as the case may be, determines in its sole discretion that such amendment or alteration is not reasonably likely to significantly diminish the benefits provided under the Award, or that any such diminution has been adequately compensated.

14. Notices and Other Communications

Any notice, demand, request or other communication hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by first class registered, certified or overnight mail, postage prepaid, or telecopied with a confirmation copy by regular, certified or overnight mail, addressed or telecopied, as the case may be, (i) if to the recipient of an Award, at his or her residence address last filed with the Company and (ii) if to the Company, to Speedy Cash Holdings Corp, 3527 North Ridge Road, Wichita, Kansas 67205 Attention: Chief Executive Officer, with copies to Friedman Flesischer & Lowe LLC, One Maritime Plaza, Suite 1000, San Francisco, California 94111, Fax No. (415) 402-2111, Attention: Chris Masto and Aaron Money, and to Bingham McCutchen LLP, 399 Park Avenue, New York, New York 10022, Attention: Neil W. Townsend, Esq., Fax No. (212) 752-5378, or to such other address or telecopier number, as the case may be, as the addressee may have designated by notice to the addressor. All such notices, requests, demands and other communications shall be deemed to have been received: (i) in the case of personal delivery, on the date of such delivery; (ii) in the case of mailing, when received by the addressee; and (iii) in the case of facsimile transmission, when confirmed by facsimile machine report.

15. Governing Law

The Plan and all Award Agreements and actions taken thereunder shall be governed, interpreted and enforced in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

STOCK OPTION AGREEMENT

This STOCK OPTION AGREEMENT dated as of [DATE] (this “Agreement”) is between CURO GROUP HOLDINGS CORP (f/k/a Speedy Group Holdings Corp.), a Delaware corporation (the “Company”) and [NAME] (“Optionee”).

WHEREAS, the Optionee has been retained as an employee of the Company or one of its Subsidiaries (as defined below); and

WHEREAS, the Optionee is eligible to receive an additional incentive compensation in the form of an option to purchase shares of the Company’s Class B Common Stock (as defined below) upon certain terms and conditions.

NOW THEREFORE, the Optionee and the Company agree as follows:

1. Definitions. As used herein, the following terms have the meanings set forth below:

“Affiliate” has the meaning specified in the Investor Rights Agreement.

“Agreement” has the meaning specified in the preamble hereto.

“Board” means the Board of Directors of the Company.

“Cause” means any of the following:

(i) the Optionee’s commission of an act of fraud, embezzlement, misappropriation or breach of fiduciary duty against the Company or any of its subsidiaries (collectively, the “Companies”), including, but not limited to, the offer, payment, solicitation or acceptance of any unlawful bribe or kickback with respect to the business of any of the Companies;

(ii) the Optionee’s conviction by a court of competent jurisdiction of, or pleading guilty or nolo contendere to, any felony or any other crime that could reasonably be expected to have a material adverse effect on the business or reputation of any of the Companies;

(iii) a material breach by the Optionee of any of the covenants, terms and provisions applicable to him or her in connection with his or her employment with the Companies, including, without limitation, any failure to comply with the rules and regulations that have been or may hereafter be established by the Board for the conduct of the employees of the Companies or for the position or positions held by the Optionee, and such breach continuing for a period of ten (10) days after written notice to the Optionee specifying such breach in reasonable detail;

(iv) the Optionee’s refusal, after written notice, to obey any lawful resolution of or direction by the Board which is consistent with his or her duties hereunder;

(v) chronic absence by the Optionee from work (excluding vacation, illnesses or leaves of absence approved by the Board) and such absence continuing following written notice to the Optionee;

(vi) the Optionee’s failure to devote his or her full time and best efforts to the performance of his or her duties to the Companies and such failure continuing for more than ten (10) days after written notice of such failure specified in reasonable detail has been given to the Optionee; or

(vii) the Optionee’s engaging in the unlawful use (including being under the influence) or possession of illegal drugs or possession of illegal, unpermitted or unregistered weapons, in each case on the premises of the Company or any of its direct or indirect subsidiaries.

“Charter” means the Company’s Certificate of Incorporation and all amendments thereto.

“Class A Common Stock” means the Company’s Class A Voting Common Stock, $0.001 par value per share.

“Class B Common Stock” means the Company’s Class B Non-Voting Common Stock, $0.001 par value per share.

“Code” means the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder.

“Common Equity Value” means, as of any date, the fair market value (as determined in good faith by the Board) of the entire common stock equity of the Company (without premium for control or discounts for minority interests, restrictions on transfer or lack of voting rights or other premiums or discounts that would be applicable if less than all of the common stock equity is sold in a single transaction), calculated as of such date, plus the aggregate consideration to be paid to the Company upon the exercise of all then outstanding and exercisable warrants, options or convertible securities pursuant to which the Company is then obligated to issue shares of Common Stock (excluding any options or warrants for which the exercise price per share exceeds the Market Value Per Share of a share of Common Stock as of such date).

“Common Stock” means the Class A Common Stock and the Class B Common Stock, and any capital stock of the Company which is (a) not preferred as to dividends or assets over any class of stock of the Company, (b) not subject to redemption, and (c) issued to the holders of Common Stock upon any reclassification thereof.

“Company” has the meaning specified in the preamble hereto.

“Delayed Closing Date” has the meaning specified in Section 3(e) hereof.

“Disposition Event” means (a) (i) the sale of all or substantially all of the assets of the Company and its Subsidiaries in a single transaction or series of related transactions whether by liquidation, dissolution, merger, consolidation or sale or (ii) the sale or other transfer of at least a majority of the outstanding shares of Common Stock in a single transaction or a series of related transactions, in either case to any Person who is not an Affiliate of the Company, or of a

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stockholder thereof, immediately prior to such transaction or transactions, or (b) the effective time of any merger, share exchange, consolidation, or other business combination of the Company if immediately after such transaction Persons who hold a majority of the outstanding voting securities entitled to vote generally in the election of directors of the surviving entity (or the entity owning 100% of such surviving entity) are not Persons who, immediately prior to such transaction, held the securities of the Company entitled to vote generally in the election of directors; provided, however, that such sale, transfer or other event described in (a) and (b) herein results in a change in the ownership or effective control, or a change in the ownership of a substantial portion of the assets, of the Company within the meaning of Section 409A of the Code.

“Imputed Rate” means the lowest per annum rate necessary to avoid the imputation of interest under the Code.

“Initial Date” means [                ].

“Investor Rights Agreement” means the Investor Rights Agreement, dated as of February 11, 2013, among the Company and its stockholders, as amended and in effect from time to time.

“Market Value Per Share” means, with respect to any date, for any share of Common Stock, (i) the Common Equity Value as of such date, divided by (ii) the sum of (x) the total number of shares of Common Stock then outstanding plus (y) the total number of shares of Common Stock issuable upon exercise or conversion of any then outstanding and exercisable warrants, options or convertible securities pursuant to which the Company is then obligated to issues shares of Common Stock (excluding any options or warrants for which the exercise price per share exceeds the Market Value Per Share of a share of Common Stock as of such date), as determined in good faith by the Board.

“Net Repurchase Price” means, with respect to any Repurchase Share being repurchased by the Company pursuant to Section 3, the Market Value Per Share of such Repurchase Share as of the Termination Date less the Exercise Price for such share.

“Option” has the meaning set forth in Section 2 hereof.

“Option Price” has the meaning set forth in Section 2 hereof.

“Optioned Shares” has the meaning specified in Section 2 hereof.

“Optionee” has the meaning specified in the preamble hereto.

“Person” means an individual, partnership, limited liability company, corporation, association, trust, joint venture, unincorporated organization, or any government, governmental department or agency or political subdivision thereof.

“Plan” means the Company’s 2010 Equity Incentive Plan attached hereto as Exhibit A.

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“Policies” means the rules and regulations that are established by the Board from time to time for the conduct of its employees or for the position or positions held by the Optionee with the Company or any of its Subsidiaries.

“Public Sale” means the Company’s initial public offering of Common Stock.

“Repurchase Closing” has the meaning set forth in Section 3(c) hereof.

“Repurchase Notice” has the meaning set forth in Section 3(b) hereof.

“Repurchase Price” means, with respect to any Repurchase Shares being repurchased by the Company pursuant to Section 3, the Market Value Per Share.

“Repurchase Shares” has the meaning set forth in Section 3(b) hereof.

“Subsidiary” means, with respect to the Company, any corporation, a majority (by number of votes) of the outstanding shares of any class or classes of which shall at the time be owned by the Company or by a Subsidiary of the Company, if the holders of the shares of such class or classes (a) are ordinarily, in the absence of contingencies, entitled to vote for the election of a majority of the directors (or persons performing similar functions) of the issuer thereof, even though the right so to vote has been suspended by the happening of such a contingency, or (b) are at the time entitled, as such holders, to vote for the election of a majority of the directors (or persons performing similar functions) of the issuer thereof, whether or not the right so to vote exists by reason of the happening of a contingency.

“Termination Date” means the date of any Termination of Employment.

“Termination of Employment” means the termination of the Optionee’s employment with the Company or its Subsidiaries for any reason, including, without limitation, for resignation, death or disability and whether or not for Cause.

“Unvested Optioned Shares” means, at any given time, all Optioned Shares that are not then Vested Optioned Shares.

“Vested Optioned Shares” has the meaning set forth in Section 4(b) hereof.

2. Optioned Shares. Subject to the terms and conditions set forth herein and pursuant to the Plan, the Company grants to the Optionee an option (the “Option”) to purchase from the Company [•] shares of Class B Common Stock pursuant to Section 4(b) hereof (the “Optioned Shares”), at a price of $         per Optioned Share (the “Option Price”). The Option is not intended to qualify as an incentive stock option under Section 422 of the Code.

3. Duration of Option.

(a) The Option shall terminate in its entirety on the earliest of (i) the day after the completion of the first Disposition Event to occur after the date hereof, (ii) the tenth (10th) anniversary of the Initial Date, (iii) the date of the Optionee’s Termination of Employment for Cause or (iv) the thirtieth (30th) day following the Optionee’s Termination of Employment for

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any reason other than by the Employer for Cause. In the event that the Optionee’s Termination of Employment for any reason (other than by the Employer for Cause), the Option, with respect to any Optioned Shares which have not become Vested Optioned Shares as of the date of such termination of employment, shall irrevocably expire and the Optionee shall not have any right to purchase such Optioned Shares.

(b) If the Optionee desires to exercise this Option under the circumstances set forth in Section 4(a)(ii)(B) or (C) below, the Optionee shall deliver written notice to the Company (the “Exercise Notice”), together with payment in the form of cash or check payable to the order of the Company in an amount equal to the exercise price of the Vested Optioned Shares to be purchased as contemplated by Section 7.1(g) of the Plan. The Company shall have the right, but not the obligation, within fifteen (15) business days following its receipt of the Exercise Notice to elect by written notice to the Optionee (the “Repurchase Notice”) to repurchase some or all of the shares to be issued in connection with such exercise (the “Repurchase Shares”) for a repurchase price per Repurchase Share equal to the Repurchase Price as of the Termination Date (such Repurchase Price to be paid to the Optionee in the manner set forth in Section 3(c), (d) or (e) below, as applicable).

(c) Any repurchase pursuant to paragraph (b) above shall occur at a closing (the “Repurchase Closing”) to be held within 75 days following delivery of the Repurchase Notice at a time and place specified by the Company in the Repurchase Notice not less than five (5) days after delivery of the Repurchase Notice. Subject to the provisions of paragraphs (d) and (e) below, at the Repurchase Closing, the Company shall (i) be deemed to have issued the Repurchase Shares to the Optionee pursuant to Section 7.1(g) of the Plan and to have repurchased such shares from the Optionee immediately thereafter and (ii) return the Exercise Price (in cash or by returning the check that the Company received with the Exercise Notice) paid by the Optionee with respect to the Repurchase Shares and pay to the Optionee the Net Repurchase Price for the Repurchase Shares in cash (except as provided in paragraph (d) or (e) below), less any applicable withholding taxes in accordance with the Company’s standard practice. Upon the return of the Exercise Price and the payment of the Net Repurchase Price by the Company, none of the Repurchase Shares shall be deemed to be outstanding, all of the Optionee’s rights with respect to such Repurchase Shares shall terminate with the exception of the right of the Optionee to receive the return of the Exercise Price and the Net Repurchase Price in exchange therefor pursuant to this Section 3, and the Optionee hereby appoints the Company as the Optionee’s attorney-in-fact to take all actions necessary and sign all documents required to cancel such Repurchase Shares on its books and records.

(d) In the event that any cash payment by the Company of any portion of the Net Repurchase Price is, at the time such payment would otherwise be due hereunder, prohibited by the terms of any of the Company’s (or its affiliates’) financing agreements with its lenders (or such financing agreements prohibit the Company’s Subsidiaries from distributing cash to the Company to pay the Net Repurchase Price), the Company shall be entitled to complete the repurchase of the Repurchase Shares by delivering to the Optionee (or any transferee pursuant to Section 3(f) or 5 hereof) (i) a check in an amount equal to that portion of the Net Repurchase Price the payment of which is not so prohibited (or may be distributed to the Company for payment) and (ii) a promissory note for the balance of the Net Repurchase Price. Such promissory note shall (w) bear interest at the greater of the Imputed Rate and four percent (4%)

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per annum, (x) provide for the payment of the principal evidenced thereby, and all accrued unpaid interest thereon, in such installments and at such times as are permitted under the terms of the Company’s financing agreements with its lenders or its subsidiaries’ lenders, (y) be subordinated to the Company’s indebtedness to its lenders or its subsidiaries’ lenders on terms satisfactory to such lenders, and (z) provide for the payment in full of the principal evidenced thereby upon the closing of a Disposition Event.

(e) If the Company is prohibited by the terms of any of the financing agreements of the Company with its lenders from issuing a promissory note for the balance of the Net Repurchase Price as contemplated by paragraph (d) above, or is prohibited by law from repurchasing all of the Repurchase Shares which it is obligated to repurchase hereunder due to any existing or prospective impairment of its capital, the closing of such repurchase shall be delayed until the first date on which the Company is permitted by the terms of any such financing agreements to repurchase such Repurchase Shares and has sufficient capital to lawfully repurchase such Repurchase Shares (the “Delayed Closing Date”). In the event of any such delay, (i) the Company will be obligated to pay, on the Delayed Closing Date, interest on the Repurchase Price for such Repurchase Shares, at the rate equal to the greater of the Imputed Rate and four percent (4%) per annum from the date on which the closing of the repurchase of such Repurchase Shares was originally scheduled to occur to the Delayed Closing Date, and (ii) the Optionee shall be bound by the restrictions on Transfer of the Repurchase Shares contained in Section 3(f) below during such delay.

(f) Except as otherwise expressly provided in the Investor Rights Agreement, the Optionee may not sell, assign, transfer, pledge or otherwise dispose of (“Transfer”) any of the Optioned Shares, either voluntarily or involuntarily or by operation of law, except to the Company or any of its Subsidiaries. On and after the time the Company completes a Public Sale, all of the restrictions on Transfer and the repurchase rights of the Company contained herein, shall cease to apply to any Optioned Shares. On and after the completion of a Disposition Event or a Public Sale, all of the repurchase rights of the Company contained herein shall cease to apply to any Optioned Shares. Upon any permitted Transfer of the Optioned Shares, the transferee of the Optioned Shares shall execute and deliver to the Company an agreement containing repurchase provisions substantially the same as those contained herein.

(g) Upon any stock split, reverse stock split, recombination of shares or other similar reorganization of the capital structure of the Company, the Repurchase Price otherwise payable to the Optionee upon the repurchase of any Repurchase Shares pursuant to Section 3 hereof shall be proportionally adjusted to reflect such reorganization.

4. Exercise of Option.

(a) Exercise. Subject to the provisions of Sections 4(b) and 4(c) below, the Option (i) may not be exercised if the Option has terminated or expired pursuant to Section 3(a) above and (ii) may only be exercised at the following times:

(A)	upon or immediately following the first Disposition Event to occur after the date hereof;

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(B)	at any time after a Public Sale;

(C)	on the Optionee’s Termination of Employment for any reason other than Cause; or

(D)	on the thirtieth day (30th) day prior to the tenth (10th) anniversary of the Initial Date.

If this Option becomes exercisable by reason of paragraph (C) or (D) above, then it must be exercised, if ever, within the thirty (30)-day period commencing on and immediately following the date specified.

(b) Vesting of Optioned Shares. At any time when the Option is exercisable in accordance with paragraph 4(a) above, the Optionee shall have the right to exercise the Option for all or a portion of the Optioned Shares which have become Vested Optioned Shares in accordance with this paragraph (b). On the date hereof, all of the Optioned Shares shall be Unvested Optioned Shares. On [                ] of each [        ], so long as no Termination of Employment has occurred, a one-third (1/3) of the Optioned Shares shall become “Vested Optioned Shares”, such that all of the Optioned Shares shall be Vested Optioned Shares as of and after [                ] if no Termination of Employment has occurred prior to such date. Upon the occurrence of a Disposition Event prior to a Termination of Employment for any reason, all of the then Unvested Optioned Shares shall become Vested Optioned Shares. No Optioned Shares which have not already become Vested Optioned Shares shall become Vested Optioned Shares upon or after a Termination of Employment for any reason.

(c) Manner of Exercise. Exercise of the Option may be effected in the manner specified in Section 7.1(g) of the Plan.

5. Restriction Against Transfer of Option. During the Optionee’s lifetime, the Option may be exercised only by the Optionee. Except for a transfer of the Option by will or operation of law after the Optionee’s death, the Option and all rights granted hereunder may not be transferred, assigned, pledged, or hypothecated (whether by operation of law or otherwise) and shall not be subject to execution, attachment, or similar process. Any Transfer of the Option in violation of this Section 5 shall be void and will result in the immediate termination of the Option.

6. Incorporation of Plan Terms. This Option is granted subject to all of the applicable terms and provisions of the Plan, including, but not limited to, the limitations on the Company’s obligation to deliver Optioned Shares upon exercise set forth in Section 9 (Settlement of Awards) of the Plan.

7. Limitation of Rights in Optioned Shares. The Optionee shall not be deemed for any purpose to be a stockholder of the Company with respect to any of the Optioned Shares except to the extent that the Option shall have been exercised with respect thereto and, in addition, a stock certificate shall have been issued therefor and delivered to the Optionee. All Class B Common Stock issued pursuant to the Option shall be subject to the Investor Rights Agreement. All Class B Common Stock issued pursuant to the Option shall be subject to all restrictions upon the transfer thereof which may be now or hereafter imposed by the Charter or

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the Bylaws of the Company or the Investor Rights Agreement. In connection with the exercise of the Option prior to a Disposition Event or a Public Sale, the Optionee agrees that the Optionee will execute and deliver to the Company as a condition to the exercise of the Option an Instrument of Accession making the Optionee a party to the Investor Rights Agreement (to the extent that the Optionee is not already a party thereto).

8. Notices. All notices, demands and other communications hereunder shall be in writing or by written telecommunication, and shall be deemed to have been duly given if delivered personally or if mailed by certified mail, return receipt requested, postage prepaid, or if sent by overnight courier, or sent by written telecommunication, as follows:

If to the Company, to:

CURO Group Holdings Corp.

(f/k/a Speedy Group Holdings Corp)

3527 North Ridge Road

Wichita, Kansas 67205

Attention: Chief Executive Officer

With copies sent simultaneously to:

Friedman Fleischer & Lowe, LLC

One Maritime Plaza

Suite 2200

San Francisco, California 94111

Fax No.: (415) 402-2111

Attention: Christopher Masto and Aaron Money

Willkie Farr & Gallagher LLP

787 Seventh Ave

New York, NY 10019

Attention: Neil W. Townsend, Esq.

If to the Optionee, to the address set forth on the signature page hereto or the most current address of the Optionee in the books and records of the Company.

9. Governing Law. This Agreement is being delivered and is intended to be performed in the State of New York and shall be construed and enforced in accordance with the laws of such state.

10. Successors and Assigns. This Agreement shall be binding upon any successor or assign of either the Company or the Optionee, and upon any executor, administrator, trustee, guardian, or other legal representative of the Optionee.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

CURO GROUP HOLDINGS CORP. (f/k/a Speedy Group Holdings Corp.)

By:
Title:

Name:

Address:

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EXHIBIT A

2010 Equity Incentive Plan

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